FORM OF
                                AMENDED EXHIBIT A



      This Exhibit A, amended as of __________, 2001, is Exhibit A to that certain State Securities Compliance Services Agreement ("Agreement") dated as of August 12, 1999 between PFPC Inc. and E*TRADE Asset Management, Inc., as amended from time to time.


                                   PORTFOLIOS

                        E*TRADE S&P 500 Index Fund
                        E*TRADE  Extended  Market  Index Fund
                        E*TRADE Bond Index Fund
                        E*TRADE Technology Index Fund
                        E*TRADE International Index Fund
                        E*TRADE  E-Commerce Index Fund
                        E*TRADE Global Titans  Index Fund
                        E*TRADE  Premier  Money  Market Fund
                        E*TRADE Russell 2000 Index Fund
                        E*TRADE Financial Sector Index Fund
                        E*TRADE Asset Allocation Fund*



* Compensation for this Fund shall be $150/per registration (as that term is defined in the Compensation Schedule to the Agreement). The compensation paid to PFPC for services provided for this Fund shall be paid by E*TRADE Funds, on behalf of this Fund.


PFPC INC.

By:_________________________________

Title:______________________________


E*TRADE ASSET MANAGEMENT, INC.            E*TRADE FUNDS


By: _________________________________           By: ___________________________

Title: ______________________________           Title: ________________________